UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2007

KEY TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-21820	93-0822509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Avery Street
Walla Walla, Washington 99362
(Address of principal executive offices) (Zip Code)

(509) 529-2161
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e)
On March 16, 2007, the Compensation Committee of the Board of Directors of Key Technology, Inc. (the "Company") approved the performance goals and formulas that will determine the amount, if any, of bonus compensation for the fiscal year ending September 30, 2007, that can be earned by each of the Company's four most highly compensated executive officers under their respective individual incentive plans.  Mr. David Camp, the Company's President and Chief Executive Officer, Mr. John Boutsikaris, the Company's Senior Vice President of Sales and Marketing, Mr. Craig T. J. Miller, the Company's Senior Vice President and General Manager of Aftermarket Business, and Gordon Wicher, the Company's Senior Vice President and General Manager of Americas and Asia, each participate in an individual incentive plan. The bonus awards under each plan, if any, will be paid on or before December 15, 2007.

Mr. Camp may earn bonus compensation if the Company's revenue growth and return on capital in fiscal 2007 meet or exceed certain base amounts. In the event these base amounts are exceeded, Mr. Camp will be considered for cash bonus compensation of between 20% and 200% of his annual salary, based on the percentage by which the Company's net income (net of bonus awards) for fiscal 2007 varies from a targeted amount, as follows:

  Percentage of Net Income Target                  Bonus (as percentage of annual salary)

  50%                                                   20%
  70%                                                   40%
  80%                                                   60%
  90%                                                   80%
100%                                                 100%
110%                                                 125%
120%                                                 150%
130%                                                 175%
140% or greater                                       200%

In addition, if the Company meets the minimum base amounts for revenue growth and return on capital in fiscal 2007, Mr. Camp will receive an award of between 1,800 and 3,600 shares of restricted stock, pursuant to a formula that takes into account the amounts of the Company's revenue growth and net income in fiscal 2007.

Mr. Boutsikaris may earn bonus compensation equal to 20% of his annual salary if the Company's bookings meet or exceed a budgeted targeted amount in fiscal 2007. Mr. Boutsikaris may also receive an additional bonus amount equal to 15% of his annual salary for each increment of 10% by which the Company's bookings exceed the budgeted targeted amount in fiscal 2007.

Mr. Miller may earn bonus compensation equal to 20% of his annual salary if the Company's revenue from aftermarket products meets or exceeds a targeted amount in fiscal 2007. Mr. Miller will also receive an additional bonus amount equal to 15% of his annual salary for each increment of 10% by which the Company's revenue from aftermarket products exceeds the targeted amount.

Mr. Wicher may earn bonus compensation equal to 20% of his annual salary if the Company's shipments of optical equipment, material handling equipment, exchanges, optical upgrades and parts, but excluding sold service, warranties and training, meets or exceeds a targeted amount in fiscal 2007. Mr. Wicher will also receive an additional bonus amount equal to 15% of his annual salary for each increment of 10% by which the Company's shipments of the above-described products exceeds the targeted amount.

In addition to the foregoing, Messrs. Boutsikaris, Miller and Wicher will each earn bonus compensation equal to 50% of their respective annual salaries if the Company's net income for fiscal 2007 (exclusive of the previously announced gain from the sale of the Company's interest in its InspX joint venture) meets or exceeds a targeted amount. Messrs. Boutsikaris, Miller and Wicher will also receive an additional bonus amount equal to 15% of their respective annual salaries for each increment of 10% by which the Company's net income for fiscal 2007 exceeds the targeted amount. Bonus compensation for Messrs. Boutsikaris, Miller and Wicher may not exceed 100% of their respective annual salaries without the further approval of the Compensation Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KEY TECHNOLOGY, INC.

/s/ DAVID M. CAMP
David M. Camp
President and Chief Executive Officer

Dated: March 21, 2007